EXHIBIT 10.110


                                            RESTATED EMPLOYMENT AGREEMENT


         RESTATED EMPLOYMENT AGREEMENT, executed as of April 13, 1998 between SpecTran Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), and Dr. Raymond E. Jaeger (hereinafter referred to as "Executive").

                                                W I T N E S S E T H:
         WHEREAS, Executive is presently employed by the Corporation pursuant to
an  Employment   Agreement  dated  December  14,  1992  (the  "1992   Employment
Agreement"); and

         WHEREAS, the Corporation recognizes the effort, attention and skill Executive has given the organization, operation and planning of the Corporation and desires to enter into this employment agreement with Executive.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. Termination of the 1992 Employment Agreement. This Agreement supersedes and replaces the 1992 Employment Agreement which shall be deemed terminated as of the date first written above.

         2. Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, subject to the direction of its President and Chief Executive Officer and Board of Directors, for the period commencing on April 13, 1998 and ending at midnight on June 12, 2001 (the "Termination Date," and collectively the "Base Term"). The Base Term shall not be renewable except by written amendment signed by both Parties to this Agreement. The Base Term and any amendments or extensions shall be referred to hereinafter as the "Employment Period."

         3.       Scope of Duties/ Headquarters/ Other Directorships.
                  (a) Executive agrees that as an employee of the Corporation he will devote his time and effort during the Employment Period to the performance of the duties of such employment. During the first six months of this Agreement Executive will work with the Chief Executive Officer to develop a review and analysis of the Company's strategic plan for presentation to the Board of Directors, with particular emphasis on the implications for the Company of the market change that appears to have begun during the third quarter of 1997. While the goal is the presentation of a mutually agreed report, if there is no mutual agreement, then the views of the Executive and the Chief Executive Officer will be presented to the Board of Directors. During the remainder of this Agreement, Executive shall provide advice and assistance to the Board of Directors and the Chief Executive Officer and perform such projects as reasonably requested and mutually agreed. It is anticipated that Executive will perform an active role in providing advice and counsel with respect to the Corporation's patent and technology position and licensing arrangements, including those with Corning Incorporated and Lucent Technologies, as well as consulting support for partnering and alliances with other firms for strategic purposes. In addition, Executive will continue to serve as the Corporation's representative to the International Wire and Cable Symposium Committee, with duties including attendance at three two-day organizing sessions for the technical Symposium, evaluation of contributed papers, attendance at the Symposium, planning and operational development of strategic direction for the Symposium, and serving as Chair of the Educational Subcommittee, among other things. Executive will continue to serve as Chairman of the Board of Directors of the Corporation during the first twelve months of this Agreement and may continue to do so thereafter, subject to election by the stockholders and determination of the Board of Directors.

                  (b)  Executive   shall  make  his  business   headquarters  at
Sturbridge,  Massachusetts.   Executive  shall  undertake  such  travel  as  the
Corporation may request.

                  (c) It is understood and agreed that Executive will advise the Corporation of his intentions to act as a director of other corporations and may hold such directorships and shall be permitted devote such time thereto as may be reasonably necessary to discharge the ordinary duties attendant upon any such directorships. Executive agrees that he will, upon request of the Board of Directors of the Corporation, resign from any such directorship notwithstanding that the Corporation may have theretofore approved his accepting or retaining such directorship.

         4.       Employment Period - Annual Compensation.
                  (a) Annual Executive Compensation. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive annual compensation at the rate of Two Hundred Fifty Thousand Dollars and no cents ($250,000.00) per year, (this annual amount to be referred to as "Annual Executive Compensation"). Annual Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including travelling expenses while absent, on the Corporation's business, from his business headquarters.

                  (b) Bonus for Calendar Year 1998. For calendar year 1998 only, Executive will continue to be eligible to participate in the all employee profit sharing plan ("EPSP") and for a target bonus of twenty-five percent (25%) of the Base Annual Executive Compensation under the Corporation's Key Employee Incentive Plan ("KEIP"), it being expressly understood that determination of whether or not any such bonus will be paid and the amount of any such bonus shall be at the sole discretion of the Board of Directors. After Calendar Year 1998, Executive will not be entitled to participate in either the EPSP or the KEIP.

                  (c) Stock Option Grant in 1998. Subject to the stockholders of the Corporation approving an increase in the number of shares authorized for issuance under the Corporation's 1991 Incentive Stock Option Plan (the "Plan") at the Corporation's 1998 annual meeting of stockholders, Executive shall be granted incentive stock options to purchase 50,000 shares of the Corporation's common stock under the Plan1.


         5. Vacation. Executive shall be entitled to a vacation each year equal to one (1) month. Said vacation may be taken all at once or weekly at the sole discretion of Executive.

--------
1 The Corporation presently has an insufficient number of shares reserved for issuance as incentive stock options to make this second grant of incentive stock options to purchase 50,000 shares of common stock. The Corporation will be seeking stockholder approval to reserve additional shares for issuance as incentive stock options at its next Annual Meeting of Stockholders, presently scheduled on or about May 31, 1998. While the Corporation does not anticipate that the stockholders will reject such a resolution, should they do so, Executive will have the option of receiving these options as non-qualified options promptly after the Annual Meeting, or awaiting the next meeting of stockholders at which the stockholders approve such additional reservation.

         6. Secrets. Executive agrees that any trade secrets or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its affiliates (for the purpose of this Agreement, an affiliate of the Corporation shall be deemed to be any corporation or other legal entity which controls the Corporation, which is controlled by the Corporation, one which is under common control with the Corporation), or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensors or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired during his employment by the Corporation or any of its affiliates or which he may hereafter acquire during his employment with the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its affiliates. Upon termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by the Corporation or any of its affiliates.

         7. Patents. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its affiliates, in both cases whether during or outside business hours, whether or not on the Company's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its affiliates, or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement, sale or assignment not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use the Executive's name for the purposes of assuring to the Corporation (or its nominee) the full benefit of its rights under the provisions of Articles 5 and 6.

         8. Disability. (a) In the event Executive becomes partially disabled, or becomes totally disabled (as determined in accordance with Article 8(c) below) and such total disability has continued for less than six (6) full consecutive calendar months, then the Corporation shall continue during the Employment Period to pay Executive at the rate of his Annual Executive Compensation as set forth in Article 4 and continue the benefits provided for him in Articles 9 and 10 hereof. In any event, the Corporation's obligations in the event of Executive's partial disability shall terminate upon the end of the Employment Period.

         (b) In the event Executive becomes totally disabled (as determined in accordance with Article 8(c) below), and such total disability has continued for six (6) full consecutive calendar months or more, then for so long thereafter during the Employment Period as such total disability shall continue or for a period of one (1) year, whichever is longer, Executive shall be paid at seventy-five percent (75%) of the rate of his Annual Executive Compensation as set forth in Article 4 hereof.

         (c) For purposes of this Agreement, determination of whether Executive is or is not totally disabled shall be made as follows:

                  (i) Executive's inability, physical or mental, for whatever reason, to be able to perform his duties to the Corporation shall be total disability; and


                  (ii) If any difference shall arise between the Corporation and Executive as to whether he is totally disabled, such difference shall be resolved as follows: Executive shall be examined by a physician appointed by the Corporation and a physician appointed by Executive. If said two physicians shall disagree concerning whether Executive is totally disabled, that question shall be submitted to a third physician, who shall be selected by such two physicians. The medical opinion of such third physician, after examination of Executive and consultation with such other two physicians, shall decide the question.

         (d) Should Executive become totally disabled then he may by action of the Board of Directors be removed from his position and employment with the Corporation.

         9. Death. In the event of the death of Executive during the Employment Period, the Corporation shall continue to pay Executive's Annual Executive Compensation for a period of one (1) year from the date of death. The salary payment will be made to the wife of Executive or if no wife shall survive Executive, to his Estate.

         10. Employee Benefits. (a) Executive may participate in any pension plan, profit-sharing plan, life insurance, hospitalization or surgical program, or insurance program presently in effect or hereafter adopted by the Corporation, to the extent, if any, that he may be eligible to do so under the provisions of such plan or program, provided that Executive's participation in the Corporation's all employee profit sharing plan and Key Employee Incentive Plan will terminate after calendar year 1998. Executive will be covered under the Corporation's medical and dental insurance programs, or provided with identical or substantially similar coverage, until age 65. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amount due to Executive under Article 8.

         (b) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 10(a) above. The benefits provided under this Agreement shall be supplemental to benefits provided otherwise to Executive by the Corporation, and shall not be provided to the extent that they are duplicative.

         11.  Covenant  Not to Solicit  Employees.  During the  one-year  period immediately following termination of Executive's employment with the Corporation, Executive agrees that he will not (a) solicit any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during the term of his employment, or which the Corporation planned during the term of his employment, to enter, or (b) induce or actively attempt to influence any other employee or consultant of the
Corporation to terminate his or her employment or consultancy with the Corporation. In the event that Executive violates any provision of this Article 11, then in addition to any other remedies available to the Corporation, the
Corporation shall have the right immediately to terminate any payments or benefits provided or to be provided to Executive under this Agreement.
         12. Assignment. This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         13.      Termination.
         (a) Survival. The provisions of Articles 6 (Secrets), 7 (Patents), 11 (Covenant Not to Solicit Employees), 13 (Termination) and 15 (Applicable Law) shall survive the termination of this Agreement. Further, to the extent that this Agreement expires at the end of its term prior to Executive reaching the age of 65, then Article 10 shall survive to the extent the Corporation remains obligated to provide Executive with the coverage described in the second sentence of Article 10(a) until Executive reaches age 65.

         (b) Termination by Executive. Subject to the provisions of Article 13(c)(iii) regarding a Change in Control, if at any time during the Employment Period, Executive elects to terminate his employment with the Corporation, then the Corporation's obligations to Executive under this Agreement shall be limited to the Annual Executive Compensation and benefits earned up to the date of Executive's departure.

         (c)      Termination Without Cause.
                           (i) Subject to the  provisions  of Article  13(c)(ii)
                  below, and provided there has been no Change in Control (as defined in Article 13(c)(v) below), in the event the Corporation dismisses Executive without Cause from employment, the Corporation shall continue to fulfill its obligations under this Agreement through the end of the Employment Period and until Executive reaches age 65 with regard to the coverage described in the second sentence of Article 10(a).

                  (ii) In the event Executive takes other employment after being dismissed without Cause, and provided there has been no Change in Control (as defined in Article 13(c)(v) below), the Corporation's obligations to him under this Agreement including those under the second sentence of Article 10(a) shall cease upon the later of: (A) Executive's taking other employment, or (B) six months following his dismissal; provided, however that the Corporation's obligations under this Article 13(c)(ii) shall in no event continue beyond the end of the Employment Period. Moreover, if Executive takes other employment during the six-month period following his dismissal without Cause, then the Corporation's obligation to Executive for the balance of said six-month period shall be limited to payment of Executive's Annual Executive Compensation.

                           (iii) In the event  that a Change in  Control  occurs
                  during the Employment Period and either [A] Executive is dismissed without Cause from employment up to and including twelve (12) months from such Change in Control or [B] Executive voluntarily leaves the employ of the Corporation up to and including twelve (12) months from such Change in Control, then in either case the Corporation shall continue to fulfill its obligations under this Agreement for a period of twelve (12) months from such dismissal without Cause or voluntary departure, as the case may be; provided, however, that if Executive takes other employment during said twelve-month period, the Corporation's obligation to Executive for the balance of said twelve-month period shall be limited to payment of Executive's Annual Executive Compensation.

                           (iv) Notwithstanding anything to the contrary in this
                  Agreement, the Corporation, in its sole and absolute discretion, may accelerate the payment of any amounts payable under Article 13(c) hereof to Executive, provided, however, that accelerating such payments does not affect Executive's eligibility to continue his insurance benefits on the same basis (both with respect to coverage and contributions) as the Corporation's active employees until such time as he would have received the last amount payable under Article 13(c) hereof had payment thereof not been accelerated pursuant to this Article 13(c)(iv).

                           (v) "Change in Control" shall mean [A] the date of public announcement that a person has become, without the approval of the Corporation's Board of Directors, the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; [B] the date of the commencement of a tender offer or tender exchange by any person, without the approval of the Corporation's Board of Directors, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; or [C] the date on which individuals who constituted the Board of Directors of the Corporation on the date this Agreement was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director.

                           (vi) "Cause" shall mean [A] breach of Executive's obligations under Article 6, 7 or 11 of this Agreement, [B] stealing from the Corporation or [C] Executive's conviction of a felony.

                  (d) Executive agrees not to apply for or receive unemployment insurance benefits while receiving any benefits under this contract.

         14. Notices. All notices required or permitted to be given hereunder shall be mailed by registered mail or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.


         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:
                           SpecTran Corporation
                           50 Hall Road
                           Sturbridge, MA  01566
                           Attn:  Chief Executive Officer

         with a copy to:

                           Ira S. Nordlicht, Esq.
                           Nordlicht & Hand
                           Olympic Tower
                           645 Fifth Avenue
                           New York, New York 10022


         Any notice to Executive shall be addressed to the address appearing on the records of the Corporation at the time such notice is given.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         15. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of Massachusetts without giving effect to the principles of conflicts of law.

         16. Effective Date. This Agreement shall become effective as of the date first mentioned in this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first written above.

                                                     SPECTRAN CORPORATION



                                          By: /s/ Charles B. Harrison
                                          Charles B. Harrison
                                          President and Chief Executive Officer


                                          /s/ R. E. Jaeger
                                          Dr. Raymond E. Jaeger
                                       7